UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 29, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

(b)  On October 29, 2007, the Company announced that Mark Schafale, Vice President and Controller, has accepted the position of Vice President, Global Battery Finance, effective January 1, 2008, and consequently will no longer serve as the Company’s principal accounting officer.

(c)  The Company also announced that Mr. John McColgan would replace Mr. Schafale as the Company’s principal accounting officer, and will be named Vice President and Controller, effective January 1, 2008.

Mr. McColgan, who is 49 years old, has served as the Vice President, Corporate Controller and Treasurer of Playtex Products, Inc. since 1992. All of the issued and outstanding capital stock of Playtex Products, Inc. was acquired by the Company on October 1, 2007, and it is now a wholly-owned subsidiary of the Company. During his tenure at Playtex Products, Inc., which is engaged in the business of manufacturing and marketing feminine care, skin care and infant care products, with annual revenues of approximately $700 million, Mr. McColgan was responsible for all aspects of financial reporting, budgeting and analysis of financial results, as well as direction and management of that company’s financing structure. He also led merger, acquisition and divestiture activities for Playtex Products, Inc. Mr. McColgan has a B.S. in Accounting from West Chester University and a MBA in Finance from LaSalle University.

Mr. McColgan’s annual salary for fiscal year 2008 will be $260,000, and he will be entitled to participate in the Company’ 2008 annual and two-year bonus program, the description of which is incorporated by reference to the Company’s Current Report on Form 8-K dated October 10, 2007. His bonus target under the program will be 50%, and his bonus payout will be prorated from January 1, 2008 through September 30, 2008.

In addition, Mr. McColgan will receive a payment of $200,000, payable in equal increments on November 1, 2008 and October 1, 2009, in consideration of his release of all rights under a change in control severance agreement granted to him by Playtex Products, Inc. prior to the acquisition. However, if Mr. McColgan voluntarily terminates employment, or is terminated for cause, prior to payment of the second increment, that payment will be forfeited.

Mr. McColgan was also granted a Performance Restricted Stock Equivalent Award Agreement for 5,000 total equivalents. A description of the terms of the Award Agreement is incorporated by reference to the Company’s Current Report on Form 8-K dated October 10, 2007, and the form of the Award Agreement is filed as Exhibit 10.1 thereto.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: November 2, 2007